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THE GAP, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE


                                     Thirteen Weeks Ended             Thirty-Nine Weeks Ended

                                       November 2,     October 28,      November 2,      October 28,
                                          1996             1995             1996             1995
Net earnings ($000)                       $ 134,310        $116,875         $ 281,673        $199,402

Weighted average shares of
common stock outstanding
during the period                       281,746,335     288,421,718       285,302,456     288,132,568

Add incremental shares
from assumed exercise of stock
options (primary)                         3,791,197       1,109,516         3,729,777       1,035,462

                                        285,537,532     289,531,234       289,032,233     289,168,030

Primary earnings per share              $      0.47     $      0.41       $      0.97     $      0.69

Weighted average shares of
common stock outstanding
during the period                       281,746,335     288,421,718       285,302,456     288,132,568

Add incremental shares from
assumed exercise of stock
options (fully-diluted)                   3,790,834       1,356,156         3,732,400       1,348,818

                                        285,537,169     289,777,874       289,034,856     289,481,386

Fully-diluted earnings
per share                               $      0.47     $      0.41       $      0.97     $      0.69




NOTE:
1. The information provided above is presented in accordance with Regulation S-K, Item 601(b)(11), while net earnings per share on the Consolidated Statements of Earnings is presented in accordance with APB Opinion 15. The information in this exhibit is not required under APB Opinion 15, as the difference between primary and fully-diluted earnings per share and earnings per share calculated on a weighted average share bases is less than 3%.

2. All share and per share data have been restated to reflect the 2-for-1 split of common stock in the form of a stock dividend effective April 10,


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